EXHIBIT 4.1

GENERATION INCOME PROPERTIES, INC.

1000 North Ashley Drive, Suite 610

Tampa, FL 33602

(813) 282-6000

SUBSCRIPTION AGREEMENT

THE PURCHASE OF COMMON SHARES OF GENERATION INCOME PROPERTIES, INC. (THE “COMPANY”) INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

The securities offered hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or blue sky laws and are being offered and sold in reliance on the Regulation A exemption from the registration requirements of the Securities Act and exemptions from state securities or blue sky laws.  Prospective investors are advised to read the Offering Statement on Form 1-A and any amendments to such documents related to this offering (the “Offering Materials”) filed with the Securities and Exchange Commission (“SEC”).

Prospective investors may not treat the contents of the Offering Materials or any of the other materials or any prior or subsequent communications from the Company or any of its officers, employees or agents as investment, legal or tax advice.  Investors must rely on their own examination of the Company and the terms of this offering, including the merits and the risks involved.  Each prospective investor should consult the investor’s own counsel, accountant and other professional advisor as to investment, legal, tax and other related matters concerning the investor’s proposed investment.

The Company reserves the right in its sole discretion and for any reason whatsoever to modify, amend and/or withdraw all or a portion of the offering and/or accept or reject in whole or in part any prospective investment in the securities or to allot to any prospective investor less than the amount of securities such investor desires to purchase.

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The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase that number of shares of common stock (the “Shares”) of Generation Income Properties, Inc. a Maryland corporation (the “Company”), set forth below, upon and subject to the terms and conditions herein and as described in the Company’s Offering Circular dated _____________, 2015 (the “Offering Circular”).

Payment: Payment for the amount of the Common Shares subscribed for shall be made at the time of delivery of the properly executed Subscription Agreement, or such date as the Company shall specify by written notice to subscribers (unless such period is extended in the sole discretion of the President of the Company), of a check, bank draft or wire transfer of immediately available funds to the Company at the address set forth below or an account specified by the Company.

The closing of the transactions contemplated hereby (the “Closing”) will be held on such date specified in such notice (unless the closing date is extended in the sole discretion of the President of the Company). There is no minimum aggregate amount of Shares which must be sold as a condition precedent to the Closing, and the Company may provide for one or more Closings while continuing to offer the Common Shares that constitute the unsold portion of the Offering.

Acceptance and Rejection of Subscription.  This subscription shall be deemed to be accepted only when this Agreement has been signed by an authorized officer or agent of the Company.  The deposit of the payment of the purchase price for clearance will not be deemed an acceptance of this Agreement. The Company shall have the right to reject this subscription, in whole or in part and the Company has the right to sell to Subscriber such lesser number of Shares as the Company may, in its sole discretion, deem necessary or desirable.

Subscriber Representations and Warranties. The Subscriber represents and warrants, that representations and warranties are true and complete in all material respects as of the date of this Subscription Agreement and shall be true upon any closing of the issuance of the Shares to Subscriber (the “Closing”), that:

•	The Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this Subscription Agreement;

•

Subscriber understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Subscriber also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Subscriber’s representations and warranties contained in this Subscription Agreement;

•

Subscriber represents that it meets the investor requirements eligible to participate in this offering as set forth in Regulation A of the Securities Act and that Subscriber is (i) an “accredited investor” (as defined in Rule 501(a) of Regulation D); or (ii) the Purchase Price (together with any other amounts previously used to purchase Shares in this offering), does not exceed 10% of the greater of the Subscriber’s (a) annual income or net worth, or (if  such Subscriber is an entity) (b) annual revenue or net assets at fiscal year end;

•

Subscriber represents that to the extent it has any questions with respect to its eligibility to participate in this offering, including its status as an accredited investor, or the application of the investment limits, it has sought and relied upon such professional advice of its own counsel, accountant and other professional advisor as to investment;

•

Subscriber has been provided or made available a copy of the Company’s Offering Circular filed on _____ 2015 and Subscriber has carefully read and understands the Offering Circular. Subscriber acknowledges that no representations or warranties have been made to Subscriber, or to Subscriber’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition; and

•

Subscriber shall provide the Company with information, if necessary, with respect to its status as a shareholder (or potential shareholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject, including, without limitation, the need to determine the accredited status of the Company’s shareholders.

REIT Status.  Subscriber acknowledges that the Company intends to elect and qualify to be taxed as a real estate investment trust (“REIT”), for federal income tax purposes.  The Subscriber agrees and understands that to assist the Company in qualifying as a REIT, among other reasons, ownership of the Company’s outstanding common shares by any person is limited to 9.8%, subject to certain exceptions and that the Company’s articles of incorporation contain various other restrictions on the ownership and transfer of the Company’s common shares.

Notification of Changes.  Subscriber agrees and covenants to notify the Company immediately upon the occurrence of any event prior to the Closing that would cause any representation, warranty, covenant or other statement contained in this Agreement to be false or incorrect or of any change in any statement made herein occurring prior to the Closing.

Subscription Agreement Signature Page

Name	(PRINT) as it should appear on the Certificate (include additional names for joint ownership)

Address:

Phone/Email:
If Entity:	Contact Name:

Shares and Purchase Price.

The number of Shares the undersigned hereby irrevocably subscribes for is:
(Number of Shares)
The aggregate Purchase Price (based on a price of $5.00 per Share) for the Shares the undersigned hereby irrevocably subscribes for is:	$
(Total Purchase Price)

Investment Type (Check One Box Only)

❑	Individual	❑	Corporation (2)
❑	Joint Tenant (1)	❑	Limited Liability Company (2)
❑	Tenants in Common (1)	❑	Partnership (2)
❑	UGMA/UTMA	❑	Other Type of Entity (indicate below):
_________________________________

(1) All parties must sign.

(2) Please attach pages of trust/plan document or provide corporate/entity resolution that lists the name of the trust/plan/entity, trustees/officers/authorized signatories, and date.

Please complete, execute and deliver to the Company the enclosed copy of the Subscription Agreement. The Company will review the materials and, if the subscription is accepted, the Company will execute the Subscription Agreement and return one copy of the materials to you for your records.  An acknowledgment of the acceptance of your subscription will be returned to you promptly after acceptance.

Signature(s) of Subscriber.  The Subscriber has executed this Subscription Agreement as of the date indicated below.

Individual Subscriber:

Name of Subscriber: _____________________________________________

Signature: _____________________________________________________

Date: ________________________________________________________

If Joint Ownership, Both Owners Must Sign:

Name of Subscriber: ____________________________________________

Signature: ____________________________________________________

Date: ________________________________________________________

Entity Subscriber:

Name of Subscriber: ___________________________________________

Signature of authorized party: ___________________________________

Print Name: _________________________________________________

Title:_______________________________________________________

Date: ______________________________________________________

ACCEPTANCE OF SUBSCRIPTION

The foregoing Subscription is hereby accepted for and on behalf of Generation Income Properties, Inc. this ___ day of ____________________, 2015.

By: _____________________________

David Sobelman

President